                                                                               .
                                                                               .
                                                                               .
COVAD COMMUNICATIONS GROUP, INC                                     EXHIBIT 12.1
Computation of Ratio of Earnings to Fixed Charges
Amounts in thousands

                                                                   --------------------------------------------------------------
                                                                                    12 MONTHS ENDED DECEMBER 31,
                                                                   --------------------------------------------------------------
                                                                      1999          2000         2001        2002         2003
                                                                   --------------------------------------------------------------
Earnings:
     ADD:
(a)  PRE-TAX INCOME (LOSS) FROM CONTINUING OPERATIONS              $(195,397)   $(1,433,887)   $344,758   $(184,828)   $(112,302)
        Plus equity in losses of unconsolidated affiliates         $    --      $     6,452    $ 13,769   $     806    $     279
(a)  PRE-TAX INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
     ADJUSTMENT FOR LOSSES
                                                                   ---------    -----------    --------   ---------    ---------
     EQUITY INVESTEES:                                             $(195,397)   $(1,427,435)   $358,527   $(184,022)   $(112,023)
(b)  FIXED CHARGES:
        (a) interest expensed and capitalized
               Interest expensed                                   $  24,203    $    82,037    $ 71,937   $   5,581    $   5,526
               Interest capitalized                                $   2,757    $     2,490    $   --     $    --      $    --
        (b) amortized premiums, discounts and
            capitalized expenses related to indebtedness           $  20,269    $    27,826    $ 20,845   $    --      $    --
        (c) estimated interest within rental expense               $   1,434    $     6,528    $  5,191   $   3,037    $   2,802
        (d) preference security dividend requirements of
            consolidated subsidiary                                $    --      $      --      $   --     $    --      $    --
                                                                   ---------    -----------    --------   ---------    ---------
               TOTAL FIXED CHARGES:                                $  48,663    $   118,881    $ 97,973   $   8,618    $   8,328
(c)  AMORTIZATION OF CAPITALIZED INTEREST:
               Depreciation expense - Capitalized interest costs   $     193    $       414    $  1,071   $   1,087    $   1,027
(d)  DISTRIBUTED INCOME OF EQUITY INVESTEES                        $    --      $      --      $   --     $    --      $    --
(e)  PRETAX LOSSES OF EQUITY INVESTEES FOR
        WHICH CHARGES ARISING FROM GUARANTEES ARE INCLUDED
        IN FIXED CHARGES:                                          $    --      $      --      $   --     $    --      $    --
     SUBTRACT:
(a)  INTEREST CAPITALIZED:                                         $   2,757    $     2,490    $   --     $    --      $    --
(b)  PREFERENCE SECURITY DIVIDEND REQUIREMENTS OF CONSOLIDATED
     SUBSIDIARY                                                    $    --      $      --      $   --     $    --      $    --
(c)  THE MINORITY INTEREST IN PRETAX INCOME OF SUBSIDIARIES THAT
        HAVE NOT INCURRED FIXED CHARGES                            $    --      $      --      $   --     $    --      $    --

                                                                   ---------    -----------    --------   ---------    ---------
               TOTAL EARNINGS (LOSSES)                             $(149,298)   $(1,310,630)   $457,571   $(174,317)   $(102,668)
                                                                   ---------    -----------    --------   ---------    ---------

Fixed Charges                                                      $  48,663    $   118,881    $ 97,973   $   8,618    $   8,328
                                                                   ---------    -----------    --------   ---------    ---------
EARNINGS (DEFICIENCY) TO COVER FIXED CHARGES                       $(197,961)   $(1,429,511)   $359,598   $(182,935)   $(110,996)
                                                                   =========    ===========    ========   =========    =========
     Ratio of earnings to fixed charges                                 --             --           4.7        --           --
                                                                   =========    ===========    ========   =========    =========


                                                                 9 MONTHS ENDED SEPTEMBER 30,
                                                                 ----------------------------
                                                                      2003        2004
                                                                   ------------------------
Earnings:
     ADD:
(a)  PRE-TAX INCOME (LOSS) FROM CONTINUING OPERATIONS              $(95,440)   $(34,741)
        Plus equity in losses of unconsolidated affiliates         $    279    $   --
(a)  PRE-TAX INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
     ADJUSTMENT FOR LOSSES
                                                                   --------    --------
     EQUITY INVESTEES:                                             $(95,161)   $(34,741)
(b)  FIXED CHARGES:
        (a) interest expensed and capitalized
               Interest expensed                                   $  4,148    $  3,091
               Interest capitalized                                $   --      $   --
        (b) amortized premiums, discounts and
            capitalized expenses related to indebtedness           $   --      $    555
        (c) estimated interest within rental expense               $  2,054    $  1,774
        (d) preference security dividend requirements of
            consolidated subsidiary                                $   --      $   --
                                                                   --------    --------
               TOTAL FIXED CHARGES:                                $  6,202    $  5,420
(c)  AMORTIZATION OF CAPITALIZED INTEREST:
               Depreciation expense - Capitalized interest costs   $    814    $    827
(d)  DISTRIBUTED INCOME OF EQUITY INVESTEES                        $   --      $   --
(e)  PRETAX LOSSES OF EQUITY INVESTEES FOR
        WHICH CHARGES ARISING FROM GUARANTEES ARE INCLUDED
        IN FIXED CHARGES:                                          $   --      $   --
     SUBTRACT:
(a)  INTEREST CAPITALIZED:                                         $   --      $   --
(b)  PREFERENCE SECURITY DIVIDEND REQUIREMENTS OF CONSOLIDATED
     SUBSIDIARY                                                    $   --      $   --
(c)  THE MINORITY INTEREST IN PRETAX INCOME OF SUBSIDIARIES THAT
        HAVE NOT INCURRED FIXED CHARGES                            $   --      $   --

                                                                   --------    --------
               TOTAL EARNINGS (LOSSES)                             $(88,145)   $(28,494)
                                                                   --------    --------

Fixed Charges                                                      $   6,202   $  5,420
                                                                   --------    --------
EARNINGS (DEFICIENCY) TO COVER FIXED CHARGES                       $ (94,347)  $(33,914)
                                                                   ========    ========
     Ratio of earnings to fixed charges                                --          --
                                                                   ========    ========